Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Timothy A. Bonang
Manager of Investor Relations
(617) 796-8367
www.fivestarqualitycare.com

Five Star Quality Care, Inc. Announces Underwriters' Exercise of Over-Allotment Option

NEWTON, MA (April 5, 2006): Five Star Quality Care, Inc. (AMEX: FVE) today announced that the underwriters of its recent equity offering have exercised their over-allotment option in full to purchase 1,500,000 additional shares of common stock. The sale price of these shares will be $10.45/share, less an underwriting discount of $0.548/share. This over-allotment of additional shares is expected to close on April 10, 2006. The original public offering of 10,000,000 common shares closed today, April 5, 2006.

UBS Investment Bank was the lead managing underwriter for this offering and the sole bookrunning manager. RBC Capital Markets was the co-lead manager for this offering. The co-managing underwriters for this offering were Stifel, Nicolaus & Company, Incorporated, Davenport & Company LLC and Ferris, Baker Watts Incorporated.

This press release is not an offer to sell, nor a solicitation of an offer to buy, any of these securities nor shall there by any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. This offering of shares of common stock referenced in this press release may be made only by means of a prospectus supplement and accompany prospectus. A prospectus supplement relating to this offering has been filed with the SEC and copies of the prospectus supplement and accompanying prospectus can be obtained by contacting UBS Investment Bank, Prospectus Department, at 299 Park Avenue, New York, NY 10171 (tel: 212-821-3000) or by contacting any of the co-lead or co-managing underwriters.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON FIVE STAR'S PRESENT BELIEFS AND EXPECTATIONS, BUT THESE STATEMENTS ARE NOT GUARANTEED. FOR EXAMPLE, THE FACT THAT THE UNDERWRITERS HAVE EXERCISED THEIR OPTION TO PURCHASE 1,500,000 SHARES OF COMMON STOCK IMPLIES THAT THIS SALE WILL CLOSE. THE CLOSING IS SUBJECT TO CONDITIONS CUSTOMARY TO TRANSACTIONS OF THIS TYPE AND MAY BE DELAYED OR MAY NOT OCCUR AT ALL. INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

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